SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.      )

Filed by the registrant [x]

Filed by a party other than the registrant [  ]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[  ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

                      Alternate Marketing Networks, Inc.
               (Name of Registrant as Specified in Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [x] No fee required.
   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:
      (2) Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4) Proposed maximum aggregate value of transaction:
      (5) Total fee paid:

    [  ] Fee paid previously with preliminary materials.

    [  ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:
      (2) Form, Schedule or Registration Statement No.:
      (3) Filing Party:
      (4) Date Filed:


                       ALTERNATE MARKETING NETWORKS, INC.
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 16, 2001, hereby appoints Phillip D. Miller as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Alternate Marketing Networks, Inc. to be held on Thursday May 17, 2001 at 11:00 a.m. at 333 Bridge Street, NW, Suite 505, Grand Rapids, Michigan, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.  Election of Directors duly nominated:

    Phillip D. Miller, Stan Henry, Louis Sito, John McKeon, and Thomas Hiatt

     [  ]  FOR     [  ] WITHHELD FOR ALL    [  ] WITHHELD FOR THE FOLLOWING
                                                 ONLY:(Write the nominee's name
                                                       in space below):

2. Ratification of appointment of PricewaterhouseCoopers, LLP as the independent auditors of the Company for the year ending December 31, 2001.

             [ ] FOR             [ ] AGAINST            [ ] ABSTAIN

3. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

                         [ ] GRANTED   [ ] WITHHELD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN
BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY
WILL BE
VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSAL 2, AND IN THE
DISCRETION
OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME
BEFORE THE
MEETING.

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:___________________                __________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
ENCLOSED
ENVELOPE.

I WILL_____ WILL NOT_____ BE ATTENDING THE ANNUAL MEETING.


                      ALTERNATE MARKETING NETWORKS, INC.
                           One Ionia SW, Suite 520
                           Grand Rapids, MI 49503
                               (616) 235-0698


April 16, 2001



Dear Shareholder:

     You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 11:00 a.m., on Thursday, May 17, 2001, at 333 Bridge Street NW, Suite 505, Grand Rapids, Michigan.

     This year you are presented with proposals to elect five (5) directors and ratify the appointment of auditors. Following the formal business of the meeting, I will report on the affairs of the Company and respond to questions of general interest to shareholders.

     We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares which you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                      Very truly yours,

                                      /s/ Phillip D. Miller

                                      Phillip D. Miller
                                      Chairman and Chief Executive Officer


                    ALTERNATE MARKETING NETWORKS, INC.
                          One Ionia SW, Suite 520
                           Grand Rapids, MI 49503
                              (616) 235-0698

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 17, 2001

To the Shareholders of Alternate Marketing Networks, Inc.:

     The Annual Meeting of Shareholders of Alternate Marketing Networks, Inc. (the "Company") will be held on Thursday, May 17, 2001, at 11:00 a.m., at 333 Bridge Street NW, Suite 505, Grand Rapids, Michigan for the following purposes:

(1) To fix the number of directors at five (5) and to elect five (5) directors to serve for a one-year term expiring when their successors are elected and qualified at the Annual Meeting in 2002.

(2) To act upon a proposal to ratify the appointment of PricewaterhouseCoopers, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2001.

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     We have fixed the close of business on April 2, 2001 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed.

     Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign and return the accompanying Proxy in the enclosed, self-addressed envelope at your earliest convenience. This will insure your participation in the decisions to be made by the shareholders. We sincerely hope that all shareholders who can attend the Annual Meeting will do so.

                                   By Order of the Board of Directors

                                   /s/ Sandra J. Smith

                                   Sandra J. Smith, Secretary

April 16, 2001


                           TABLE OF CONTENTS


GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

RECORD DATE AND VOTING . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

RECOMMENDATIONS OF THE BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . 3

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT . . . . . . . . . . . . . .4

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

PROPOSAL 1 - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . 10

AUDIT COMMITTEE REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS . . . .
 . . 15

PROPOSALS FOR FISCAL 2001 ANNUAL MEETING . . . . . . . . . . . . . . . . . . 16

APPENDIX A - AUDIT COMMITTEE CHARTER . . . . . . . . . . . . . . . . . . . . 17


                      ALTERNATE MARKETING NETWORKS, INC.
                             One Ionia SW, Suite 520
                             Grand Rapids, MI 49503
                                 (616) 235-0698

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 2001

                               GENERAL INFORMATION

     This proxy statement is furnished to shareholders by the Board of Directors of Alternate Marketing Networks, Inc. (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on Thursday, May 17, 2001, to be held at 333 Bridge Street, Suite 505, Grand Rapids, Michigan, at 11:00 a.m., and at all adjournments thereof. The purposes of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters which will come before the meeting.

     A copy of our report on Form 10-KSB for the fiscal year ended December 31, 2000, is enclosed for your information. It is not a part of the proxy solicitation material. The Report describes the financial condition of the Company as of December 31, 2000.

     We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our Common Stock and we will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.

                          RECORD DATE AND VOTING

     We have fixed April 2, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, 4,663,505 shares of Common Stock, no par value per share, were outstanding. Each share is entitled to one vote on each proposal to be presented to the meeting. There is no right of cumulative voting. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum for the transaction of business. All matters listed in the Notice of Annual Meeting (except election of directors, which is by plurality vote) require the affirmative vote of a majority of the shares present at the Annual Meeting either in person or by proxy, and entitled to vote on that matter.

HOW TO VOTE             By signing and returning the enclosed proxy card, you
                        will be giving your proxy to our Board of Directors and authorizing them to vote your shares.

HOW YOUR PROXY WILL     Unless revoked, all properly executed proxies will be
BE VOTED                voted as specified.  Proxies that are signed but that
                        lack any specification will be voted FOR each nominee and FOR each other proposal described in this proxy statement. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote in accordance with their discretion.

HOW TO REVOKE YOUR      You have the power to revoke your proxy at any time
PROXY                   before convening of the Annual Meeting.  Revocations of
                        proxy will be honored if received by us, at the Company, addressed to the attention of Sandra Smith, Secretary, on or before May 15, 2001. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room.

ABSTENTIONS             If you abstain from voting as to any matter, your
                        shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

BROKER NON-VOTES        If a broker turns in a "non-vote" proxy, indicating a
                        lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

                  RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH
NOMINEE FOR
DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR RATIFICATION OF THE
APPOINTMENT
OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.


             PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

     The following table sets forth as of April 2, 2001 the record and beneficial ownership of Common Stock held by (i) each person who is known by us to be the beneficial owner of more than 5% of our Common Stock; (ii) each of the current directors (who also comprise all nominees for election as director);
(iii) each Named Executive Officer (as defined in "MANAGEMENT - Executive Compensation"); and (iv) all of our executive officers and directors as a group.

     Securities reported as "beneficially owned" include (a) securities for which the named person may exercise voting power or investment power, alone or with others, and (b) the number of shares which the named person has the right to acquire within sixty (60) days after April 2, 2001.

                                 Number of
Name and Address                 Shares Owned            Percentage
Phillip D. Miller                875,953 (1)(2)           18.68%
One Ionia S.W., Suite 520
Grand Rapids, MI 49503

Stan Henry                       901,453 (2)(3)           19.26%
2137 Deer Park Avenue
Deer Park, NY 11729-1321

The Krieger Group                658,974 (4)(5)           14.06%
P.O. Box 7787
Princeton, NJ 08543

Thomas Hiatt                     378,508 (6)               8.09%
Middlewest Ventures II, LP
201 N. Illinois Street, Suite 2240
Indianapolis, IN 46204

Louis Sito                         7,500 (7)                 *
20 Fort Salonga Road
Fort Salonga, New York 11768

John McKeon                        7,500 (7)                 *
202 W. First Street
Los Angeles, CA 90012

Sandra J. Smith                   30,550 (1)                 *
54 Lakeside Drive
Wayland, MI 49348

Ruth Ann Carroll**                    0                      *
8 Concord Lane
Westport, CT 06880

David Kroeger**                    6,430                     *
359 Glen Arbor Drive NE
Rockford, MI 49341

Frank O'Connell                   27,000 (1)                 *
21120 Highwood
Kildeer, IL 60047

Tribune Company                  843,758 (8)              18.09%
435 N. Michigan Avenue
Chicago, IL 60611

All current executive          3,072,222 (1)(2)(3)(4)     64.10%
officers and current directors           (5)(6)(7)
as a group (9 persons)

* indicates ownership of less than 1%.
** no longer an employee/officer.

(1) Includes 25,000 shares for Mr. Miller, 30,000 shares for Ms. Smith, and 27,000 shares for Mr. O'Connell which may be acquired upon exercise of options granted under the Company's 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan").

(2) Includes 211,795 shares subject to options granted to The Krieger Group. See Note (5), below.

(3) Includes 388,516 shares held for the benefit of family members. Includes 17,500 shares which may be purchased upon exercise of options granted under the Outside Directors and Advisors Stock Option Plan (the "Directors Plan").

(4) Includes 5,000 shares which may be purchased by Dale B. Krieger, a former director of the Company, upon exercise of an option granted under the Directors Plan and 17,500 shares which may be purchased upon exercise of an option granted under the Incentive Plan.

(5) Shares held of record as follows: (i) shares described in Note (4) above, held of record by Dale B. Krieger, a former director of the Company, (ii) 509,652 shares held of record by The Krieger Family Limited Partnership, which includes 360,052 shares which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 180,026 shares;
(iii) 63,538 shares held of record by Richard A. Ruderman, which may be acquired upon exercise of options from Phillip D. Miller and Stan Henry, each in the amount of 31,769 shares; (iv) 24,785 shares held of record by Paula Ruderman and (v) 38,500 shares held in accounts managed by KR Financial, LLC, an investment advisor. Mr. Krieger is the president and chief executive officer of KR Financial, LLC.

(6) Includes all shares held of record by Middlewest Ventures II, LP and 15,000 shares which may be acquired by Middlewest Ventures II, LP upon exercise of options granted under the Directors Plan. Mr. Hiatt is a general partner of Middlewest Management Company, LP, the general partner of Middlewest Ventures II, LP.

(7) Includes 7,500 shares which may be acquired upon exercise of options granted under the Directors Plan. Does not include shares held of record by Tribune Company ("Tribune"). Messrs. Sito and McKeon are affiliates of Tribune.

(8) Does not include shares held of record by Messrs. McKeon and Sito, who are affiliates of Tribune.

                                 MANAGEMENT

Directors and Executive Officers

     Our current directors or executive officers are as follows:

     Name                       Age       Position(s) Held with Company
     Phillip D. Miller          49        Chief Executive Officer and Chairman
     Thomas Hiatt               53        Director
     Louis Sito                 56        Director
     John McKeon                48        Director
     Stan Henry                 62        Director
     Sandra J. Smith            42        Secretary, Treasurer, and Chief
                                          Financial Officer
     Frank O'Connell            58        Vice President

     See "ELECTION OF DIRECTORS" for biographical information concerning Messrs. Miller, Hiatt, Sito, McKeon and Henry. The following biographical information is furnished with respect to non-director executive officers.

     Sandra J. Smith. Ms. Smith has been the Chief Financial Officer of the Company since July 1995. From 1989 until appointment as Chief Financial Officer, Ms. Smith served as the Controller of the Company. From 1987 to 1989, Ms. Smith was Controller of United Delivery Systems, a private delivery firm which was founded and operated by Phillip D. Miller prior to the formation of the Company in 1989. Ms. Smith has been a licensed certified public accountant since 1983. Ms. Smith holds a bachelor of business administration degree from Grand Valley State University.

     Frank O'Connell.  Frank O'Connell has been Vice President and Sales
Manager - USSPI Division of the Company since March 1996. From 1994 until appointment as Vice President, Mr. O'Connell served as Vice President of Sales for the USSPI Division of National Home Delivery, Inc. From 1979 through 1994, Mr. O'Connell served in various sales positions for U.S. Suburban Press, Inc. Prior to 1979, Mr. O'Connell held sales positions at various companies including Media Networks, Inc., Redbook and Cosmopolitan Magazine. Mr. O'Connell holds a bachelors degree from Southern Illinois University.

Executive Compensation

     The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by, or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers (other than the Company's Chief Executive Officer) with compensation in excess of $100,000 (the "Named Executive Officers") during fiscal years ended December 31, 2000, 1999 and 1998.

                             Summary Compensation Table
                                                                Long Term
                                Annual Compensation            Compensation
                    --------------------------------------   ------------------
                                             Other
                                             Annual
Name & Principal   Year   Salary   Bonus   Compensation         Options
Position                   ($)      ($)        ($)                (#)
Phillip D. Miller  2000   212,562    *       13,107 (3)(4)(5)      *
Chief Executive    1999   210,252    *       15,899 (3)(4)(5)      *
Officer            1998   206,387    *        9,672 (3)(4)(5)      *

Sandra J. Smith    2000   109,615   2,500     1,121 (5)           5,000
Chief Financial
Officer

Ruth Ann Carroll   2000   108,769  18,000     5,055(3)(5)          *
President(6)       1999   131,827  15,000     7,021(3)(5)          *
                   1998   131,827    *        4,167(3)          100,000

David Kroeger      2000    89,096  60,000     1,491(5)           15,000
Sr Vice President  1999    99,758   4,650       650(5)             *
of Operations(6)

Frank O'Connell    2000    57,000   5,000   144,576(1)(5)          *
Vice President     1999    57,000   3,500   129,283(1)(5)        20,000
                   1998    57,000    *      103,463(1)(5)         5,000

*None
(1)sales commissions
(2)reimbursed moving expenses
(3)auto allowance
(4)insurance premiums
(5)401-K employer contributions
(6)No longer an employee as of the date of this Proxy Statement

Summary of Option Grants

     The following table contains information concerning the grant of stock options to Named Executive Officers during fiscal 2000.

                      Option Grants In Last Fiscal Year

                     Number of   Percent of Total
                     Securities   Options/SARs
                     Underlying    Granted to     Exercise or
                    Options/SARs  Employees in    Base Price
Name                 Granted(#)    Fiscal Year    ($/Share)     Exp. Date
David Kroeger (1)     15,000          75%           $2.22       Expired (2)
Sandra Smith           5,000          25%           $2.22       January 28, 2010

(1) No longer an employee as of the date of this proxy statement.
(2) Expired 30 days after termination of employment.

Summary of Option Exercises

     The following table contains information concerning the exercise of options by Named Executive Officers during fiscal 2000.

      Aggregated Option Exercises and Fiscal Year-End Option Value Table

                                                    Number of Securities
                                                   Underlying Unexercised
                     Option Exercises               Options at FY-End (#)
                ----------------------------  ---------------------------------
                    Shares
                   Acquired on     Value
Name               Exercise (#)    Realized      Exercisable     Unexercisable
Phillip D. Miller    None          None           25,000            None
Frank O'Connell      None          None           27,000            None
David Kroeger(2)     5,000         $5,200         None              None
Sandra Smith         None          None           25,000            5,000

(1) The amounts set forth represent the difference between the closing price of the Common Stock as quoted on the Nasdaq Small Cap Market on December 31, 2000 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

(2) No longer an employee as of the date of this proxy statement.

Executive Compensation and Employment Agreements

     The Company has entered into an employment agreement and addendum with Phillip D. Miller, its Chief Executive Officer, which provides for a term of five years expiring in September 2003 at a base salary of $195,000 per year, with an annual increase equal to the then-existing salary multiplied by the average monthly increase in the cost of living index published by the United States Department of Labor for the 12-month period preceding such date. Mr. Miller is also entitled to bonuses up to 30% of his base salary based on attainment of performance criteria specified by the Compensation Committee.
The agreement is terminable without an expressed reason by either Mr. Miller or the Company by three months' prior notice. In addition, the Company may terminate the agreement effective immediately for "cause," including neglect of duty, malfeasance, or continued failure to perform specified duties within 30 days after having received a written warning. If the agreement is terminated by the Company without an expressed reason, the Company is required to pay Mr. Miller as severance, within 60 days of the effective termination date, an amount equal to 12 months' base salary at the salary rate then in effect, plus accrued bonuses, if any. In the event of termination of the agreement by Mr. Miller, the Company is required to pay salary accrued through the date of termination, excluding any accrued bonus. The agreement further provides that Mr. Miller shall not, directly or indirectly, for a period of two years after termination (or one year if terminated by the Company without cause), engage in any similar business, solicit customers of the Company, or solicit employees of the Company in competition with the Company, in the United States. The agreement also provides for disability and life insurance at Company expense. The Company also agrees to pay for the cost of dependent coverage included in the Company's group health insurance plan.

1995 Long-Term Incentive and Stock Option Plan

     Effective July 21,1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"), which provides for the issuance of up to 500,000 shares of the Company's Common Stock. No Preferred Stock or other securities are authorized for issuance under the Incentive Plan. The Incentive Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     All full or part-time employees (including officers and directors) of the Company (and any subsidiaries, including Alternate Postal Direct, Inc., National Home Delivery, Inc. and others, if the Company acquires or forms any additional subsidiaries) and non-employee directors, consultants and independent contractors providing services to the Company (or any subsidiaries) are eligible to receive options and awards under the Incentive Plan. The Incentive Plan is not subject to the Employee Retirement Income Security Act of 1974.

     The Incentive Plan permits the granting of awards to employees and non-employee officers, directors and agents of the Company in the form of stock appreciation rights, restricted stock awards and stock options. Stock options granted under the Incentive Plan may be "incentive stock options," meeting the requirements of Section 422 of the Internal Revenue Code (the "Code"), or nonqualified options which do not meet the requirements of Section 422. The Incentive Plan is currently administered by the Stock Option Committee. The Incentive Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights, and to prescribe the particular form and conditions of each option or right granted. Incentive stock options, in order to receive favored tax treatment under the Code, must be exercisable for not more than 10 years and at not less than the fair market value of the Common Stock as of the date of the grant (not more than 5 years and not less than 110 % of fair market value if the optionee is a 10% or greater shareholder) and may be granted only to employees. As of April 2, 2001, 533,854 options have been granted and 125,000 are outstanding.

401(k) Profit Sharing Plan

     On September 1, 1996, the Company established a qualified 401(k) retirement plan covering all employees who have met certain requirements as to age and date of service. The plan allows employees to make contributions by salary reductions. Company contributions are discretionary and are determined annually by the Board of Directors. Company contributions for the year ended December 31, 2000 were $12,334.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended December 31, 2000 its executive officers, directors and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements applicable to them.

                                PROPOSAL 1

                           ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the Board of Directors. The current number of members of the Board of Directors is five, consisting of Stan Henry, Phillip D. Miller, Thomas Hiatt, Louis Sito and John McKeon, all of whom are standing for re-election. The directors elected at this Annual Meeting will serve a one-year term expiring upon the election of their successors at the next annual meeting. Messrs. Sito and McKeon were appointed by the Board in connection with the initial investment in the Company by The Times Mirror Company, which was merged with Tribune in 2000, and serve as representatives of Tribune pursuant to the terms of the initial stock purchase agreement. Tribune is entitled to nominate two individuals for election to the Board of Directors.

     In the event any nominee is unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

     The following biographical information is furnished with respect to each of the nominees.

     Stan Henry. Mr. Henry has been a director of the Company since its inception in 1988. Mr. Henry served as the president of This Week Newspapers, Inc. ("This Week"), which publishes a chain of 71 weekly newspapers with circulation of more than one million on Long Island, New York until 1997, when it was sold to Newsday. In 1970, Mr. Henry founded Alternate Distribution Systems of America ("ADSA") and served as its president and chief executive officer until 1981 when ADSA became a division of This Week. The ADSA division was sold to Newsday in 1990, the largest daily newspaper on Long Island, New York. Mr. Henry is also a past president of the Association of Free Community Papers. Mr. Henry is currently the president of WLUX radio.

     Phillip D. Miller. Mr. Miller is the founder of the Company and has served as its Chief Executive Officer and as a member of the Board of Directors since inception in 1988. In addition, from inception through December 31, 1998, Mr. Miller served as the Company's President. Mr. Miller resigned as President effective with the appointment of Ruth Ann Carroll to this office on January 1, 1999. Mr. Miller has 25 years experience as an entrepreneur, primarily in the private delivery industry, where he is recognized as a leader and spokesperson. In the course of his career, Mr. Miller has founded and either merged or sold five companies, including Promotional Media Management, American Field Marketing, and Discovery BIDCO (a financial institution in the State of Michigan). Mr. Miller holds an associate degree in business from Grand Rapids Junior College.

    Thomas Hiatt. Mr. Hiatt has been a director of the Company since January 12, 1998. Mr. Hiatt is a general partner of Middlewest Management Co., LP, which serves as the general partner of Middlewest Ventures II, LP, a venture capital fund. He is also a managing director of MWV Capital Partners, a private equity fund. Mr. Hiatt currently serves as a director of several companies, including PackageNet, Inc., PowerWay, Inc. and Stratis Corporation.

     Louis Sito. Mr. Sito has been a director of the Company since November 18, 1999. Mr. Sito is senior vice president of sales, responsible for advertising, circulation and distribution for Newsday, Inc. He is also the president and chief executive officer of DSA Community Publishing, LLC, a wholly owned subsidiary of Newsday, Inc. (which is a wholly owned subsidiary of Tribune.)

     John McKeon. Mr. McKeon has been a director of the Company since November 18, 1999. Mr. McKeon is senior vice president of advertising at the Los Angeles Times, a wholly owned subsidiary of Tribune. Mr. McKeon is also a director for the Los Angeles Sports Council.

     The Chairman of the Board of Directors (currently Phillip D. Miller) and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

     During the year ended December 31, 2000, the Board of Directors met four times and no director attended less than 75% of the meetings of the Board.

Board Committees

        Audit Committee    Compensation Committee    Stock Option Committee
           Stan Henry           Thomas Hiatt              Thomas Hiatt
           Louis Sito           John McKeon               John McKeon

     The purpose of the Audit Committee is to (1) annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) review the scope of audits made by the independent public accountants; and (3) receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. See "AUDIT COMMITTEE REPORT" in this Proxy Statement.

     The purpose of the Compensation Committee is to annually review and approve management's overall compensation plan for the Company's employees, excluding officers. The Committee also approves all incentive plans and sets officer annual salaries and incentives, including cash and non-cash remuneration. The Compensation Committee also makes recommendations to the Stock Option Committee with respect to stock options and awards, which may be included in the compensation set forth for each individual.

     The purpose of the Stock Option Committee is to administer and interpret the 1995 Long-Term Incentive and Stock Option Plan (the "Incentive Plan").

     The Audit Committee met four times during the fiscal year ended December 31, 2000 and all members attended each meeting. The Compensation and Stock Option Committees each met once during the fiscal year ended December 31, 2000 and all members attended each meeting.

Director Compensation

     Non-employee directors do not receive any cash compensation but, pursuant to the Outside Directors and Advisors Plan (the "Directors Plan"), each non-employee director of the Company is granted stock options on an annual basis when elected or re-elected to the Board of Directors. Non-employee directors are reimbursed for expenses in accordance with Company policy.

1995 Outside Directors and Advisors Stock Option Plan

     Effective July 21, 1995, the Company, by resolution of its Board of Directors and shareholders, adopted the 1995 Outside Directors and Advisors Stock Option Plan (the "Directors Plan") which provides for the issuance of up to 75,000 shares of the Company's Common Stock to non-employee members of the Board of Directors and non-employee members of the Company's Advisory Board (which is currently inactive). No Preferred Stock or other securities are authorized for issuance under the Directors Plan. The Directors Plan will terminate on July 20, 2005, unless sooner terminated by action of the Board.

     Only non-employee members of the Board of Directors of the Company and non-employee advisors to the Company (of which there are currently none) are eligible to receive grants under the Directors Plan. The Directors Plan is not subject to the Employee Retirement Income Security Act of 1974. The Directors Plan provides for a grant to non-employee directors and advisors of options to purchase 5,000 shares upon initial election to the Board or 1,000 shares upon appointment as an advisor (an "Initial Option") and, in the case of directors, for annual grants thereafter, upon re-election, of options to purchase 2,500 shares (an "Annual Option"). Directors or advisors may choose to waive such option grants, in their discretion. All options granted under the Directors Plan are "non-qualified" options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Directors Plan is administered by the Chief Executive Officer and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. As of March 5, 2001, 67,500 options have been granted and 57,500 are outstanding. Initial Options and Annual Options are immediately exercisable for a period of 10 years from the date of grant. Except for the Initial Options currently outstanding, all Initial Options and Annual Options have an exercise price per share equal to 100% of the fair market value of the Common Stock as of the date of grant. Each Annual Option terminates three months after the termination of the optionee as a director of the Company for any reason except a "change in control," in which case the Option terminates after six months. An Initial Option remains exercisable, notwithstanding the termination of the directorship of the optionee, unless such termination is a result of death or a "change in control," in which case the Initial Option terminates after six months. A "change in control" shall be deemed to have occurred if (a) a person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting capital stock of the Company, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company shareholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period. A merger, consolidation, or corporate reorganization in which the owners of the Company's voting stock own 50% or more of the resulting entity's voting stock shall not be considered a "change in control." Notwithstanding the foregoing, a "change in control" shall not have been deemed to have occurred if the Board otherwise directs by resolution adopted prior to the event which would otherwise constitute a "change in control."

Indemnification of Directors and Officers

     The Company's Restated Articles of Incorporation (the "Articles") limit personal liability for breach of fiduciary duty by its directors to the fullest extent permitted by the Michigan Business Corporation Act. The Articles eliminate the personal liability of directors to the Company and its shareholders for damages occasioned by breach of fiduciary duty, except for liability based on breach of the director's duty of loyalty to the Company, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct, liability based on payments of improper dividends, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions in the Company's Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. These provisions eliminate the personal liability of directors in their capacity as directors (but not in their capacity as officers) to the Company and to its shareholders to the fullest extent permitted by Michigan law.

     In addition to the Michigan Business Corporation Act, the Company's Bylaws provide that officers and directors of the Company have the right to indemnification from the Company for liability arising out of certain actions to the fullest extent permissible by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to such indemnification provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           AUDIT COMMITTEE REPORT

     The Audit Committee of our Board of Directors is comprised of 2 directors (both of whom are "independent" under the listing standards of The Nasdaq Stock Market) and operates under a written charter adopted and approved by the Board in 2000 (attached to this proxy statement as Appendix A). During the fiscal year ended December 31, 2000, the members of the Committee were Stan Henry and Louis Sito. The Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants. Management is responsible for the Company's internal controls and the financial process; the independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants.

     The Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000. The Committee has also discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61, as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Committee has received and reviewed the required written disclosures and a confirming letter from PricewaterhouseCoopers LLP regarding their independence, and has discussed the matter with the auditors.

     Based on its review, the Committee has recommended to the Board of Directors that the Company's audited consolidated financial statements for fiscal year 2000 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

     Members of the Audit Committee:

     Stan Henry
     Louis Sito

                               PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP has served as independent accountants for the Company since 1989. PricewaterhouseCoopers LLP was selected by the Board to serve as the Company's independent accountants for the current fiscal year ending December 31, 2001. It is anticipated that a representative of PricewaterhouseCoopers LLP will be present at the meeting, will have an opportunity to make a statement, and will respond to appropriate questions. The Company's audited financial statements are included in the Company's Form 10-KSB for the fiscal year ended December 31, 2000.

     Audit Fees. The Company was billed a total of $55,000 by PricewaterhouseCoopers LLP for professional services rendered in connection with the audit of our financial statements for the 2000 fiscal year and the reviews of our interim financial statements.

     Financial Information Systems Design and Implementation Fees. No professional services were rendered by PricewaterhouseCoopers LLP related to the Company's financial information systems design and implementation during the 2000 fiscal year.

     All Other Fees. The Company was billed $108,300 for additional services rendered by PricewaterhouseCoopers LLP other than those described above.

     The Audit Committee has considered the provision of all non-audit services performed by PricewaterhouseCoopers LLP with respect to maintaining auditor independence.

                  PROPOSALS FOR FISCAL 2001 ANNUAL MEETING

     We currently anticipate that the next annual meeting, for the fiscal year ending December 31, 2001 (the "2001 Annual Meeting"), will be held in mid-May, 2002. If you wish to submit a proposal for inclusion in the proxy statement and proxy for shareholder action at the 2001 Annual Meeting, you must do so by sending the proposal and supporting statements, if any, to us no later than December 21, 2001.

     In addition, pursuant to the rules of the Securities and Exchange Commission, proxies solicited by our management for the 2001 Annual Meeting may grant management the authority to vote in its discretion on any proposal to be submitted by a shareholder otherwise than through inclusion in the proxy statement for the 2001 Annual Meeting, unless we have received notice of the shareholder proposal on or before March 4, 2002.

                                   By Order of the Board of Directors

                                   /s/ Sandra J. Smith

                                   Sandra J. Smith, Secretary

Dated:  April 16, 2001
Grand Rapids, Michigan

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB IS ENCLOSED.
AN ADDITIONAL COPY (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE
TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: ALTERNATE
MARKETING NETWORKS, INC., ATTENTION: SANDRA J. SMITH, CHIEF FINANCIAL OFFICER, ONE IONIA SW, SUITE 520, GRAND RAPIDS, MI 49503.


                              Appendix A

                        Audit Committee Charter

The Audit Committee shall have the following duties and responsibilities:

1. To select and monitor the independence of the independent public accountants for the Company and to review the compensation to be paid to such accountants;

2. To meet with the Company's independent public accountants and financial management to review the scope of the proposed audit for the current year and the audit procedures to be utilized, at the conclusion thereof, review the results of such audit, including any comments or recommendations of the independent public accountants and, if requested by the Board of Directors, invite the independent public accountants to attend a full Board of Directors meeting to assist in reporting the results of the audit;

3. To review the Company's financial statements and to review with the Company's independent public accountants the results of their audit and their report, including any changes in accounting principles; also to review with financial management and the independent public accountants their qualitative judgements about the appropriateness, and not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates;

4. To evaluate, and review with Company's senior management, the control environment, including quality, integrity, ethical values and competence, and the extent to which it is communicated and understood throughout the Company;

5. To review with the Company's financial management and independent public accountants the adequacy and effectiveness of the Company's accounting and financial controls and elicit any recommendations for their improvement.

6. To meet with the Company's independent public accountants without members of management present to discuss the evaluation of the Company's financial, accounting and auditing personnel and the cooperation that the independent public accountants received during all audits; and

7. To consider such other matters as the Chairman of the Board or the Board of Directors may request.